Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Aladdin Knowledge Systems Ltd. on Form S-8 pertaining to the  Aladdin Knowledge Systems Ltd. Worldwide 2003 Share Option Plan, of our report dated July 2, 2007, with respect to the consolidated financial statements of Aladdin Knowledge Systems Ltd. and subsidiaries included in its Annual Report (Form 20-F/A) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                /s/ KOST FORER GABBAY and KASIERER
                KOST FORER GABBAY and KASIERER
                A member of Ernst & Young Global

October 16, 2007